Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

SECURED PROMISSORY NOTE

$250,000.00 USD	Broward, Florida
Date: November 15, 2024

FOR VALUE RECEIVED, AWAYSIS CAPITAL, INC., a Delaware Corporation headquartered in Florida hereinafter collectively referred to as the “Borrower,” promises to pay to the order of BOS Investment Inc., hereinafter referred to as “Holder” at 800 Brickell Ave, 4th Floor, Miami, FL 33131 or at such other place as Holder may from time to time designate, the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 ($250,000.00) UNITED STATES DOLLARS that was borrowed in BELIZE DOLLARS at the rate of $2BZD to $1BZD for a total sum of FIVE HUNDRED THOUSAND AND NO/100 ($500,000.00) BELIZE DOLLARS with interest as hereinafter provided from the date hereof until this Note has been paid in full.

Interest shall accrue and be payable at the fixed annual rate of THREE AND ONE HALF percent (3.5%) per annum.

The Borrower has elected to roll this Note over into a promissory note to be executed at a later date. The payment provisions and due date of the new twelve month promissory note, if any, shall be binding.

If any principal or interest payment hereunder is not made within five (5) days after it is due (“Grace Period”), Borrower shall pay Holder a late charge equal to six percent (6%) of the late payment amount.

The use of loan under this Note shall be for business purposes only namely the acquisition and development of real property.

The payment of this Note is secured by:

1.	First Position UCC-1 Financing Statement (“Financing Statement”) of even date herewith from to be recorded with the Florida Secretary of State (the “Registry”), as permitted by Florida Statutes. Awaysis Capital, Inc. a Delaware corporation headquartered in Florida hereby grants to and creates in Holder a lien upon and interest in all assets of the Debtor including, but not limited to, any and all equipment, customer list, databases, computer software, servers, computers, intellectual rights of any kind or nature, telephone numbers, cellular telephones and their cellular telephone numbers, fixtures, inventory, accounts, chattel paper, documents, instruments, investment property, general intangibles, letter-of-credit rights and deposit accounts now owned and hereafter acquired by Debtor (collectively, the “Collateral”). Upon full payment of this Note, Holder shall promptly terminate the Financing Statement, file any necessary documents to evidence such termination, and pay for any costs of termination.

Each of the following events shall constitute an “Event of Default” hereunder: (i) the failure of Borrower to make timely payment after the Grace Period; or (ii) the default by Borrower in the performance or observance of any agreement, covenant, term, or condition contained in this Note, where such default shall not have been remedied within ten (10) days after written notice thereof is sent by Holder to Borrower specifying the nature of the item to be remedied, or if the breach cannot be remedied in ten (10) days if the Borrower has taken affirmative steps to cure the default the time period shall be extended so long as Borrower is working to cure the default; or (iii) an assignment for the benefit of the creditors of Borrower or Guarantor or the failure of Borrower or Guarantor generally not to pay their respective debts as they become due; or (iv) the entry of any order, judgment or decree under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or other similar laws of any jurisdiction adjudicating Borrower or Guarantor bankrupt or insolvent; or (v) the filing by, or against or on behalf of Borrower or Guarantor of any petition, complaint or other application to any tribunal for, or the consent by Borrower or Guarantor to the appointment of, a trustee, receiver, custodian, liquidator or similar official, of Borrower or Guarantor or of any substantial part of the assets of Borrower or Guarantor; or (vi) the commencement of a voluntary or involuntary case under the Bankruptcy Code of the United States or any proceedings relating to Borrower or Guarantor under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect; or (vii) the commission or occurrence of a default or event of default by Borrower or Awaysis Capital, Inc. under any financial obligations with a commercial lender, Awaysis Capital, Inc.’s landlord, or any other type of loan made to Borrower or Awaysis Capital, Inc. which is not cured after all applicable cure periods; (vii) any default or event of default under the any credit card debt of Awaysis Capital, Inc.; or (ix) the commission or occurrence of a default or event of default by any Guarantor under the Guaranty; or (x) any sale or transfer of the Collateral without the prior written consent of Holder, which consent Holder may withhold in its sole and absolute discretion. Any time period that ends on a Saturday, a Sunday, or a legal holiday shall be extended until the following business day, and the notice shall be effective on the dates and times as set forth herein.

In the event of default in the payment of any payment of principal and/or interest which may become due hereunder, when and as the same fall due, Holder shall have the right at its election to declare the indebtedness evidenced by this Note to be immediately due and payable with interest to date of payment. No delay in making such election shall be construed to waive the right to make such election.

Further, in the event of insolvency of, general assignment by, judgment against, filing of petition of bankruptcy by or against, filing of petition for reorganization of, filing of application in any court for receiver for, or issuance of a writ of garnishment or attachment in a suit or action against the Borrower or against any assets of the Borrower, or on the happening of any one or more of said events, Holder shall have the right at its election to declare the indebtedness evidenced by this Note to be immediately due and payable with interest to date of payment. No delay in making such election shall be construed to waive the right to make such election.

Borrower and all endorsers, sureties, and guarantors hereof, if any, hereby jointly and severally waive demand, presentment, protest, notice of protest, notice of dishonor and all other requirements necessary to hold any such obligor liable hereunder. Neither any failure nor any delay on the part of Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment or waiver of any provisions of this Note shall be effective unless in writing and signed by Holder, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

Upon the occurrence of a default by Borrower hereunder, Borrower shall promptly pay upon demand all costs, fees, charges and expenses, including but not limited to reasonable attorneys’ fees and cost, incurred by Holder in collecting the indebtedness evidenced hereby and enforcing the terms of this Note, whether or not a lawsuit is actually filed.

Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. In no event shall the amount of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event that any such payment is paid by Borrower or received by the Holder, then such excess sum shall be returned to Borrower with interest at the Applicable Interest Rate.

This Note may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Note may contain more than one counterpart of the signature page, and this Note may be executed by the affixing of the signatures of each of the Parties to one of such counterpart signature pages, and shall be read as though one, and they shall have the same force and effect as though all of the signatories had signed a single signature page. Further, each party hereby consents to this Note being executed by and through DocuSign format. It being understood and agreed that any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a natural person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or any similar state law based on the electronic signatures, and the parties hereby waive any objection to the contrary. It being expressly agreed that a facsimile, email or other electronically transmitted of this Note shall be deemed as an original for all purposes, including enforcement thereof.

The provisions of this Note shall be binding upon the Borrower and its successors and assigns. This Note shall be construed in accordance with and governed by the laws of the State of Florida.

[Signature Page Follows Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this instrument to be executed and delivered in its name as of the day and year first above written.

BORROWERS:

Awaysis Capital, Inc.

By:	/s/ Andrew Trumbach
Andrew Trumbach, Co-CEO
Date:	11/15/2024

HOLDER:

BOS Investment Inc.

By:	/s/ Michael Singh
Michael Singh, Director
Date:	11/15/2024

Borrower:

Awaysis Capital, Inc.

3400 Lakeside Drive

Suite 100

Miramar, FL 33027

Holder:

BOS Investment Ltd Inc.

800 Brickell Ave

4th Floor

Miami, FL 33131